---------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                       -----------------------------------

         Date of Report (Date of earliest event reported) March 20, 2001

                         JUNIATA VALLEY FINANCIAL CORP.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                        00013232               23-2235254
      ------------                        --------               ----------
   (State or other jurisdiction of      (Commission           (I.R.S. Employer
    incorporation or organization)      File Number)         Identification No.)

 Bridge and Main Streets, P.O. Box 66, Mifflintown, Pennsylvania       17059
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           (Address of principal executive offices)                 (Zip Code)

                              FRANCIS J. EVANITSKY
                               PRESIDENT & C.E.O.
                         JUNIATA VALLEY FINANCIAL CORP.
                              Bridge & Main Streets
                              Mifflintown, PA 17059
                              ---------------------
                         (Address of executive offices)

                                   Copies to:
                             JAMES A. ULSH, ESQUIRE
                             METTE, EVANS & WOODSIDE
                        3401 N. Front St., P.O. Box 5950
                            Harrisburg, PA 17110-0950
                          Telephone No. (717) 232-5000

                                 (717) 436-8211
                                 --------------
           (Telephone No., including area code, of agent for service)

Item 5. Other Events

     On March 20, 2001, the Board of Directors of the Corporation declared a 10% stock dividend to shareholders of record as of April 2, 2001, payable on or about April 27, 2001. Fractional shares will be issued only to shareholders in the dividend reinvestment program. Shareholders not in dividend reinvestment program will not receive fractional shares, however these shareholders will receive an amount of cash equal to the fractional shares. This dividend is over and above the normal dividends declared by Juniata Valley Financial Corp.

     At this same meeting the Board of Directors authorized the repurchase of up to 100,000 shares of its outstanding common stock. Pursuant to the authorization, appropriate senior officers of the Corporation may direct the repurchases at times and in amounts determined by them to be prudent.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Juniata Valley Financial Corp.
                                        ------------------------------
                                                 (Registrant)



     Date: March 22, 2001               ----------------------------------------
                                        Francis J. Evanitsky, President & C.E.O.


EXHIBIT INDEX

Exhibit No.                  Description
-----------                  -----------
    99                       Press Release of Juniata Valley Financial Corp.
                             dated March 21, 2001.